
BEACON
BEACON

AT BEACON, WE BUILD VALUE.

During the past five years, Beacon has generated **total shareholder returns of more than 200%**[1]. While Beacon is delivering results, QXO is attempting to take control of Beacon at a price that does not capture Beacon's full intrinsic value.

Our Board has unanimously rejected QXO's first and only offer to acquire Beacon for $124.25 per share in cash, given that it significantly undervalues Beacon and its prospects for growth and future value creation. **We urge shareholders to SAY NO TO QXO and NOT to tender into QXO's inadequate offer.**

Beacon is BUILDING on our track record of success. Since launching our Ambition 2025 plan three years ago, we have transformed the company into a leader in our industry, delivering superior results and value creation.

Top quartile growth profile

amongst peers since 2020

Total shareholder returns of 200%+

generated during the past five years under current management, significantly outperforming the Company's peers and the S&P 500[1]

Through the successful execution of our Ambition 2025 plan, Beacon has delivered above market growth and superior financial and operational results.

Objective	Results	
Revenue of $9.0bn	**$10.2bn** 2025E consensus analyst estimate	Reached original target at the end of 2023, two years ahead of schedule
Adj. EBITDA of $1.0bn	**$1.0bn** 2025E consensus analyst estimate	Internal efficiency and optimization initiatives driving profitable growth
10 New Greenfields Annually	**64** New branches since end of 2021	Significant embedded upside to be realized as new branches reach run-rate revenue and profitability
New M&A Revenue of $1.0bn	**+$1.0bn** Run-rate sales added since end of 2021	Synergy realization to deliver considerable future value across roofing and waterproofing businesses
Complete $500mm Buyback Program	**+$1.5bn**[2] Repurchases since end of 2021	Delivering meaningful value to shareholders in addition to significant share price appreciation

Source: Company filings and FactSet; Market data as of January 15, 2025.

[2] Includes the repurchase of CD&R's preferred position.

Beacon is BUILDING on our track record of success. Since launching our Ambition 2025 plan three years ago, we have transformed the company into a leader in our industry, delivering superior results and value creation.

Top quartile growth profile

amongst peers since 2020

Total shareholder returns of 200%+

generated during the past five years under current management, significantly outperforming the Company's peers and the S&P 500[1]

We are BUILDING momentum with significant growth potential ahead, and look forward to sharing more about our future growth plans and 2028 long-term financial targets at our upcoming Investor Day on March 13, 2025.

QXO's offer ignores Beacon's track record of executing on our strategic plans and delivering results, is inadequate and does not deliver a compelling valuation to shareholders. Furthermore, the Offer reflects a multiple that is lower than precedent transactions in the roofing space despite Beacon's strong performance since the inception of our Ambition 2025 initiative.

Beacon offered to constructively engage with QXO to show a path to increased value.

- ✓ We offered on multiple occasions to engage with QXO to show a path to increased value, subject to a buyer-friendly NDA that would have preserved QXO's ability to take their offer directly to shareholders and run a proxy contest at our 2025 Annual Meeting.
- × QXO refused to engage, stating that it was not interested in receiving any confidential information. Instead, QXO has commenced a tender offer as an opportunistic attempt to buy the Company at a discount to its intrinsic value for the benefit of QXO and not Beacon's shareholders.

Beacon is BUILDING on our track record of success. Since launching our Ambition 2025 plan three years ago, we have transformed the company into a leader in our industry, delivering superior results and value creation.

Top quartile growth profile

amongst peers since 2020

Total shareholder returns of 200%+

generated during the past five years under current management, significantly outperforming the Company's peers and the S&P 500[1]

Our Board remains open to all opportunities to maximize shareholder value and is fully committed to acting in the best interests of Beacon and all shareholders.

[1] From January 2, 2020 to November 15, 2024.







BEACON

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Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the views of Beacon Roofing Supply, Inc. (the "Company") and expectations regarding the unsolicited tender offer (the "Offer") from QXO, Inc. ("QXO"); any statements relating to the plans, strategies and objectives of management or the Company's board of directors for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the "SEC"). In addition, actual results may differ materially from those indicated in any forward-looking statements as the result of: factors relating to the Offer, including actions taken by QXO in connection with the Offer, actions taken by the Company or its stockholders in respect of the Offer, and the effects of the Offer, or the completion or failure to complete the Offer, on the Company's businesses, or other developments involving QXO; product shortages; changes in supplier pricing and rebates; inability to identify acquisition targets or close acquisitions; difficulty integrating acquired businesses; inability to identify new markets or successfully open new locations; catastrophic safety incidents; cyclicality and seasonality; IT failures or interruptions, including as a result of cybersecurity incidents; goodwill or intangible asset impairments; disruptions in the capital and credit markets; debt leverage; loss of key talent; labor disputes; and regulatory risks. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this communication are qualified by the factors, risks and uncertainties referenced above and readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements included in this communication represent the Company's views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this communication.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders. THE COMPANY'S INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials & Presentations" section of the Company's website, https://ir.beaconroofingsupply.com/, or by contacting Binit.Sanghvi@becn.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company's stockholders for the Company's 2025 Annual Meeting of Stockholders. THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials & Presentations" section of the Company's website, https://ir.beaconroofingsupply.com/.

Participants in the Solicitation

The Company, each of its independent directors (Stuart A. Randle, Barbara G. Fast, Alan Gershenhorn, Melanie M. Hart, Racquel H. Mason, Robert M. McLaughlin, Earl Newsome Jr., Neil S. Novich, and Douglas L. Young) and certain of its executive officers (Julian Francis, President & Chief Executive Officer and Prithvi Gandhi, Executive Vice President & Chief Financial Officer) are deemed to be "participants" (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders in connection with matters to be considered at the Company's 2025 Annual Meeting of Stockholders. Information about the names of the Company's directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled "Information About our Nominees," "Compensation of Directors," "Information on Executive Compensation" and "Stock Ownership" of the Company's Proxy Statement on Schedule 14A in connection with the 2024 Annual Meeting of Stockholders, filed with the SEC on April 3, 2024 (available here), the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2024 (available here) and the Company's Current Report on Form 8-K filed with the SEC on April 23, 2024 (available here). Supplemental information regarding the participants' holdings of the Company's securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 28, 2024 and May 17, 2024 for Mr. Randle (available here and here); May 17, 2024 for Ms. Fast (available here); May 17, 2024 for Mr. Gershenhorn (available here); May 17, 2024 for Ms. Hart (available here); May 17, 2024 for Ms. Mason (available here); May 17, 2024 for Mr. McLaughlin (available here); May 17, 2024 for Mr. Newsome (available here); May 17, 2024 for Mr. Novich (available here); May 17, 2024 for Mr. Young (available here); May 22, 2024 for Mr. Francis (available here); and August 8, 2024 and May 21, 2024 for Mr. Gandhi (available here and here). Such filings are also available on the Company's website at https://ir.beaconroofingsupply.com/financials-and-presentations/sec-filings.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we use Adjusted EBITDA, a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP").

We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, restructuring costs and COVID-19 impacts.

Acquisition costs represent certain direct and incremental costs related to acquisitions, including: professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other personnel expenses classified as selling, general and administrative; and gains/losses related to changes in fair value of contingent consideration or holdback liabilities. Acquisition costs are impacted by the timing and size of the acquisitions. We exclude acquisition costs from Adjusted EBITDA to provide a useful comparison of our operating results to prior periods and to our peer companies because such amounts vary significantly based on the magnitude of the acquisition and do not reflect our core operations.

Restructuring costs represent costs stemming from headcount rationalization efforts and certain rebranding costs; impact of divestitures; debt refinancing and extinguishment costs; and abandoned lease costs. We exclude restructuring costs from Adjusted EBITDA, as such items vary significantly based on the magnitude of the restructuring activity and also do not reflect expected future operating expenses. Additionally, these costs do not necessarily provide meaningful insight into the current or past core operations of our business.

COVID-19 impacts were only relevant for periods between March 31, 2020 and December 31, 2022.

Management uses Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in the Company's business and establish operational goals and forecasts that are used when allocating resources. Management believes Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.

The Company does not attempt to provide quantitative reconciliation for forward-looking Adjusted EBITDA estimates to the comparable GAAP measure because the impact and timing of certain items contained in the forward-looking GAAP measure are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.


LANDMARK
CertainTeed
LANDMARK
LANDMARK

NEWS AND RESOURCES

PRESS RELEASES

FEBRUARY 6, 2025	Beacon Board of Directors Unanimously Rejects QXO's Unsolicited Tender Offer	READ RELEASE
JANUARY 28, 2025	Beacon Adopts Stockholder Rights Agreement	READ RELEASE
JANUARY 27, 2025	Beacon Comments on QXO's Unsolicited Tender Offer	READ RELEASE
JANUARY 15, 2025	Beacon Confirms Receipt and Reiterates Rejection of Unsolicited Proposal	READ RELEASE

FILINGS

FEBRUARY 6, 2025	14D-9	VIEW FILINGS

LETTERS

JANUARY 14, 2025	BECN Letter to QXO	DOWNLOAD PDF
DECEMBER 16, 2024	BECN Letter to QXO	DOWNLOAD PDF
DECEMBER 6, 2024	BECN Letter to QXO	DOWNLOAD PDF

NEWS

Watch CEO Julian Francis' interview with Jim Cramer on CNBC's Mad Money, discussing Beacon's strategy and progress against Ambition 2025 Plan

VIEW INTERVIEW


BEACON
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STIFEL

"We believe the BECN team has performed extremely well over the past five years. We believe it is difficult to argue BECN would perform better under QXO's ownership putting aside QXO's value creation agenda leveraging the BECN platform as an anchor asset. And QXO's knowledge of the company is limited to their ability to execute diligence utilizing only public data/services."

JANUARY 28, 2025

"QXO could pursue a proxy contest, but we believe a successful effort will require an increased offer given what we regard as a strong track record by management."

JANUARY 16, 2025

BMO

"BECN has rejected QXO's unsolicited offer of $124.25/share — implies 10.3x our 2025e EBITDA. While this is in line with BECN's historical trading multiple of ~10x, we believe that operating performance improvements, significantly reduced financial leverage, and a simplified capital structure warrant a higher valuation multiple. We think reasonable valuation for BECN is in the mid-$130s. As such, we are raising our target to $136, based on 11x our 2025 EBITDA. We note that our target multiple is below the implied ~14x roofing multiple that HD paid for SRS."

JANUARY 15, 2025

RBC Capital Markets

"BECN asserts that the company held 'repeated discussions' with QXO and attempted to operate under an NDA which would allow them to share confidential forecasts, ostensibly to coax a higher offer price out of QXO. This demonstrates BECN's willingness to engage and explore a sale while making it clear it is seeking a higher value."

JANUARY 15, 2025

BAIRD

"Absent a merger, however, we still see attractive value at BECN with growth and profitability set to improve in 2025, an upcoming Investor Day 1H25 serving as a potential catalyst, and valuation residing at attractive levels vs. peers and at a discount vs. precedent transactions. (HD/SRS at 16x EBITDA)."

JANUARY 27, 2025

GORDON HASKETT RESEARCH ADVISORS

"The rub here is Jacobs raised $5bn for the explicit purpose of buying a distribution business and we doubt his investors were expecting him to end up in a good old-fashioned gun fight. Were he to lose this one, we're not sure where he would turn since there aren't many large distribution companies just waiting to be taken out. And it's because we see him being a little desperate, we think BECN shareholders should hold out for more."

JANUARY 27, 2025

CNBC

Jim Cramer: "We did some back-to-the-envelope work here. There's a company that we own for my charitable trust called Home Depot, and we were really thrilled that they bought this company called "SRS." Now, I know they paid a lot for it, but it's worked out really well. If we use the same EBITDA multiple, we would get on your stock when you run 19, you get $204. So, I'm trying to figure out how they came up with the $125... I hope the shareholders hear you."

JANUARY 27, 2025

Permission to use quotes neither sought nor obtained



CONTACT

CONTACTS

INVESTOR RELATIONS

Binit Sanghvi
VP, Capital Markets and Treasurer
Binit.Sanghvi@becn.com
972-369-8005

Bruce Goldfarb / Pat McHugh
Okapi Partners LLC
info@okapipartners.com
888-785-6673
212-297-0720

MEDIA

Jennifer Lewis
VP, Communications and Corporate Social Responsibility
Jennifer.Lewis@becn.com
571-752-1048

Ed Trissel / Andrea Rose
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Beacon's Board of Directors Urges Shareholders NOT to Tender Their Shares into QXO's Inadequate Tender Offer. Beacon's Board of Directors Urges Any Shareholder Who Previously Tendered Shares into QXO's Inadequate Tender Offer to Withdraw Such Shares.

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AT BE
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During the past five years, E
than 200%[1]. While Beacon
Beacon at a price that does

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Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the views of Beacon Roofing Supply, Inc. (the "Company") and expectations regarding the unsolicited tender offer (the "Offer") from QXO, Inc. ("QXO"); any statements relating to the plans, strategies and objectives of management or the Company's board of directors for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section

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AT BE
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of the Company's Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the "SEC"). In addition, actual results may differ materially from those indicated in any forward-looking statements as the result of: factors relating to the Offer, including actions taken by QXO in connection with the Offer, actions taken by the Company or its stockholders in respect of the Offer, and the effects of the Offer, or the completion or failure to complete the Offer, on the Company's businesses, or other developments involving QXO; product shortages; changes in supplier pricing and rebates; inability to identify acquisition targets or close acquisitions; difficulty integrating acquired businesses; inability to identify new markets or successfully open new locations; catastrophic safety incidents; cyclicality and seasonality; IT failures or interruptions, including as a result of cybersecurity incidents; goodwill or intangible asset impairments; disruptions in the capital and credit markets; debt leverage; loss of key talent; labor disputes; and regulatory risks. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this communication are qualified by the factors, risks and uncertainties referenced above and readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements included in this

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statements. In addition, the forward-looking statements included in this communication represent the Company's views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this communication.

Important Information for Investors and Stockholders
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders. THE COMPANY'S INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL

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CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials & Presentations" section of the Company's website, https://ir.beaconroofingsupply.com/, or by contacting Binit.Sanghvi@becn.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information
The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company's stockholders for the Company's 2025 Annual Meeting of Stockholders. THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

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THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials & Presentations" section of the Company's website, https://ir.beaconroofingsupply.com/.

Participants in the Solicitation

The Company, each of its independent directors (Stuart A. Randle, Barbara G. Fast, Alan Gershenhorn, Melanie M. Hart, Racquel H. Mason, Robert M. McLaughlin, Earl Newsome Jr., Neil S. Novich, and Douglas L. Young) and certain of its executive officers (Julian Francis, President & Chief Executive Officer and Prithvi Gandhi, Executive Vice President & Chief Financial Officer) are deemed to be "participants" (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company's stockholders in connection with matters to be considered at the Company's 2025 Annual Meeting of

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Stockholders. Information about the names of the Company's directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled "Information About our Nominees," "Compensation of Directors," "Information on Executive Compensation" and "Stock Ownership" of the Company's Proxy Statement on Schedule 14A in connection with the 2024 Annual Meeting of Stockholders, filed with the SEC on April 3, 2024 (available here), the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2024 (available here) and the Company's Current Report on Form 8-K filed with the SEC on April 23, 2024 (available here). Supplemental information regarding the participants' holdings of the Company's securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 28, 2024 and May 17, 2024 for Mr. Randle (available here and here); May 17, 2024 for Ms. Fast (available here); May 17, 2024 for Mr. Gershenhorn (available here); May 17, 2024 for Ms. Hart (available here); May 17, 2024 for Ms. Mason (available here); May 17, 2024 for Mr. McLaughlin (available here); May 17, 2024 for Mr. Newsome (available here); May 17, 2024 for Mr. Novich (available here); May 17, 2024 for Mr. Young (available here); May 22, 2024 for Mr. Francis (available here); and August 8, 2024 and May 21, 2024 for Mr. Gandhi (available here and

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August 8, 2024 and May 21, 2024 for Mr. Gandhi (available here and here). Such filings are also available on the Company's website at https://ir.beaconroofingsupply.com/financials-and-presentations/sec-filings.

Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we use Adjusted EBITDA, a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP").

We define Adjusted EBITDA as net income (loss) from continuing operations, excluding the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, restructuring costs and COVID-19 impacts.

Acquisition costs represent certain direct and incremental costs related to acquisitions, including: professional fees, branch integration expenses, travel expenses, employee severance and retention costs, and other

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personnel expenses classified as selling, general and administrative; and gains/losses related to changes in fair value of contingent consideration or holdback liabilities. Acquisition costs are impacted by the timing and size of the acquisitions. We exclude acquisition costs from Adjusted EBITDA to provide a useful comparison of our operating results to prior periods and to our peer companies because such amounts vary significantly based on the magnitude of the acquisition and do not reflect our core operations.

Restructuring costs represent costs stemming from headcount rationalization efforts and certain rebranding costs; impact of divestitures; debt refinancing and extinguishment costs; and abandoned lease costs. We exclude restructuring costs from Adjusted EBITDA, as such items vary significantly based on the magnitude of the restructuring activity and also do not reflect expected future operating expenses. Additionally, these costs do not necessarily provide meaningful insight into the current or past core operations of our business.

COVID-19 impacts were only relevant for periods between March 31,

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2020 and December 31, 2022.
Management uses Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in the Company's business and establish operational goals and forecasts that are used when allocating resources. Management believes Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.
While Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, Adjusted EBITDA
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While Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.
The Company does not attempt to provide quantitative reconciliation for forward-looking Adjusted EBITDA estimates to the comparable GAAP measure because the impact and timing of certain items contained in the forward-looking GAAP measure are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors.
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